As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-162465

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QLT INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

887 Great Northern Way, Suite 101
Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED QLT 2000 INCENTIVE STOCK OPTION PLAN
(Full Title of the Plan)

Robert L. Butchofsky
President and Chief Executive Officer
QLT Inc.
887 Great Northern Way, Suite 101
Vancouver, British Columbia, V5T 4T5
Canada
(604) 707-7000
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Alan C. Mendelson, Esq. Ora T. Fisher, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 USA (650) 328-4600	Peter O’Callaghan, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street P.O. Box 49314 Suite 2600, Three Bentall Centre Vancouver, British Columbia V7X 1L3 Canada (604) 631-3300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☐	Accelerated Filer ☑
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

EXPLANATORY NOTE
On October 14, 2009, QLT Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-162465) (the “Prior Registration Statement”) with the Securities and Exchange Commission. The Registrant hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to reflect the correct version of the Amended and Restated QLT 2000 Incentive Stock Option Plan. An incorrect version of the Amended and Restated QLT 2000 Incentive Stock Option Plan was inadvertently filed as Exhibit 10.1 to the Prior Registration Statement. The correct version of the Amended and Restated QLT 2000 Incentive Stock Option Plan is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 of the Prior Registration Statement in its entirety. This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Prior Registration Statement.

Item 8.	Exhibits.

10.1	Amended and Restated QLT 2000 Incentive Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 19th day of November, 2009.

QLT INC.
By:	/s/ Robert L. Butchofsky
Robert L. Butchofsky
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert L. Butchofsky Robert L. Butchofsky	President, Chief Executive Officer (Principal Executive Officer) and Director	11/19/2009
/s/ Cameron R. Nelson Cameron R. Nelson	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	11/19/2009
* C. Boyd Clarke	Chairman of the Board and Director	11/19/2009
* Bruce L.A. Carter	Director	11/19/2009
* Peter A. Crossgrove	Director	11/19/2009
* Kathryn E. Falberg	Director	11/19/2009
* Ian J. Massey, Ph.D.	Director	11/19/2009
* L. Jack Wood	Director	11/19/2009

* By	/s/ Robert L. Butchofsky
Robert L. Butchofsky,
Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT
10.1*	Amended and Restated QLT 2000 Incentive Stock Option Plan.

*Filed herewith.